EXHIBIT 99.1

Clearfield Reports Second Quarter Fiscal 2025 Results

  Company returns to profitability, generating net income per diluted share of $0.09
  Revenue of $47.2 million driven by 47% year-over-year growth in the Clearfield Segment
  Company focused on executing to opportunity, yet economic uncertainty leads the Company to reiterate fiscal 2025 net sales guidance in the range of $170 million to $185 million

MINNEAPOLIS, May 08, 2025 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the fiscal second quarter of 2025.

Fiscal Q2 2025 Financial Summary
(in millions except per share data and percentages)	Q2 2025	vs. Q2 2024	Change	Change (%)
Net Sales	$47.2	$36.9	$10.3	28%

Gross Profit ($)	$14.2	$2.8	$11.4	401%
Gross Profit (%)	30.1%	7.7%	22.4%	292%

Income (Loss) from Operations	$0.3	$(9.7)	$10.0	103%
Income Tax Expense (Benefit)	$0.5	$(2.1)	$2.5	122%

Net Income (Loss)	$1.3	$(5.9)	$7.2	122%
Net Income (Loss) per Diluted Share	$0.09	$(0.40)	$0.49	123%

Fiscal Q2 YTD 2025 Financial Summary
(in millions except per share data and percentages)	2025 YTD	vs. 2024 YTD	Change	Change (%)
Net Sales	$82.6	$71.1	$11.5	16%

Gross Profit ($)	$22.4	$7.5	$14.8	197%
Gross Profit (%)	27.1%	10.6%	16.5%	156%

Loss from Operations	$(3.7)	$(17.9)	$14.2	-79%
Income Tax Expense (Benefit)	$0.0	$(3.0)	$3.0	-100%

Net Loss	$(0.6)	$(11.2)	$10.6	-95%
Net Loss per Diluted Share	$(0.04)	$(0.75)	$0.71	-95%

Management Commentary
“Our net sales outperformance in the second quarter was driven by strong customer demand across all our Clearfield segment end markets and solid execution, as we converted quoting activity into revenue at a faster pace and higher rate than anticipated,” said Company President and Chief Executive Officer, Cheri Beranek. “Despite the current level of macro uncertainty, we remain confident in our ability to take market share as the industry returns to normalized demand and ordering patterns.”

“Our strong bottom-line performance and continued gross margin improvements were primarily driven by lower excess inventory reserve costs and higher production volumes in the Clearfield segment,” said Chief Financial Officer Dan Herzog. “We are also actively taking steps to navigate the near-term tariff environment. As we currently understand the tariff environment, we do not believe the tariffs in their present form will materially affect our operating results.”

Financial Results for the Three Months Ended March 31, 2025
Net sales for the second quarter of fiscal 2025 increased 28% to $47.2 million from $36.9 million in the same year-ago quarter.

As of March 31, 2025, order backlog (defined as purchase orders received but not yet fulfilled) was $34.1 million, an increase of $8.1 million, or 31%, compared to $26.0 million as of December 31, 2024, and a decrease of $13.1 million, or 28%, from March 31, 2024.

Gross margin for the second quarter of fiscal 2025 was 30.1%, compared to 7.7% in the second quarter of fiscal 2024. The increase in gross margin from the year ago quarter was due to increased volumes within the Clearfield segment, resulting in improved utilization of manufacturing overhead, as well as a reduction of $4.5 million in excess inventory charges incurred in the prior year quarter, due to better utilization and beneficial recoveries from previously reserved inventory in the second quarter of fiscal 2025.

Operating expenses for the second quarter of fiscal 2025 increased 11% to $13.9 million, or 29.5% of net sales, from $12.6 million, or 34.1% of net sales, in the same year-ago quarter.

Net income for the second quarter of fiscal 2025 totaled $1.3 million, or $0.09 per diluted share, compared to net loss of $5.9 million, or ($0.40) per diluted share, in the same year-ago quarter. In the second fiscal quarter, the Company repurchased approximately $4.7 million in shares under its share repurchase program. There is approximately $14 million remaining for future repurchases as of March 31, 2025.

Outlook
The Company reiterates its annual revenue guidance for fiscal 2025 in the range of $170 million to $185 million. For the third quarter of fiscal 2025, Clearfield expects net sales to be in the range of $45 million to $50 million and net income per share to be in the range of $0.01 to $0.08. The net income per share range is based on the number of shares outstanding at the end of the second quarter and does not reflect potential share repurchases completed in the third quarter. Our guidance reflects the evolving tariff situation as currently known, which we do not believe will materially affect our operating results.

Conference Call
Management will hold a conference call today, May 8, 2025, at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) to discuss these results and provide an update on business conditions.

Clearfield’s President and Chief Executive Officer, Cheri Beranek, and Chief Financial Officer, Dan Herzog, will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-877-407-0792
International dial-in: 1-201-689-8263
Conference ID: 13752678

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through May 22, 2025, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 13752678

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery products for communications networks. Our “fiber to anywhere” platform serves the unique requirements of leading incumbent local exchange carriers (traditional carriers), competitive local exchange carriers (alternative carriers), and MSO/cable TV companies, while also catering to the broadband needs of the utility/municipality, enterprise, and data center markets. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, the impact of recent trade policy changes, including new and increased tariffs, retaliatory tariffs, trade disputes, and market and economic reactions to such changes, expected customer ordering patterns and future supply agreements with customers, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, compliance with Build America Buy America (BABA) Act requirements, future availability of labor impacting our customers’ network builds, the impact of the Broadband Equity, Access, and Deployment (BEAD) Program, Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: our business is dependent on interdependent management information systems; inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; we have exposure to movements in foreign currency exchange rates; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; growth may strain our business infrastructure, which could adversely affect our operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; pandemics and other health crises could have a material adverse effect on our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; expectations relating to environmental, social and governance matters may increase our cost of doing business and expose us to reputational harm and potential liability; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2024 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE DATA)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024

Net sales	$47,168	$36,910	$82,644	$71,140

Cost of sales	32,976	34,078	60,270	63,611

Gross profit	14,192	2,832	22,374	7,529

Operating expenses
Selling, general and administrative	13,930	12,573	26,087	25,432
Income (Loss) from operations	262	(9,741)	(3,713)	(17,903)

Net investment income	1,589	1,849	3,332	3,918
Interest expense	(69)	(102)	(169)	(228)

Income (Loss) before income taxes	1,782	(7,994)	(550)	(14,213)

Income tax expense (benefit)	455	(2,083)	29	(3,034)
Net income (loss)	$1,327	$(5,911)	$(579)	$(11,179)

Net income (loss) per share Basic	$0.09	$(0.40)	$(0.04)	$(0.75)
Net income (loss) per share Diluted	$0.09	$(0.40)	$(0.04)	$(0.75)

Weighted average shares outstanding:
Basic	14,095,341	14,629,489	14,154,830	14,922,811
Diluted	14,095,341	14,629,489	14,154,830	14,922,811

CLEARFIELD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
	March 31, 2025 (Unaudited)	September 30, 2024
Assets
Current Assets
Cash and cash equivalents	$28,848	$16,167
Short-term investments	83,142	114,825
Accounts receivables, net	24,196	21,309
Inventories, net	56,084	66,766
Other current assets	13,998	10,528
Total current assets	206,268	229,595

Property, plant and equipment, net	25,166	23,953

Other Assets
Long-term investments	41,356	24,505
Goodwill	6,573	6,627
Intangible assets, net	5,868	6,343
Right-of-use lease assets	17,834	15,797
Deferred tax asset	6,830	6,135
Other	962	2,320
Total other assets	79,423	61,727
Total Assets	$310,857	$315,275

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of lease liability	$3,778	$3,357
Current maturities of long-term debt	2,165	-
Accounts payable	8,683	6,720
Accrued compensation	7,053	6,977
Accrued expenses	3,460	4,378
Bank overdraft	1,239	-
Factoring liability	4,118	2,920
Total current liabilities	30,496	24,352

Other Liabilities
Long-term debt, net of current maturities	-	2,228
Long-term portion of lease liability	14,462	12,771
Deferred tax liability	-	161
Total liabilities	44,958	39,512

Shareholders’ Equity
Preferred stock, $.01 par value; 500,000 shares; no shares
issued or outstanding	-	-
Common stock, authorized 50,000,000, $.01 par value;
13,991,769 and 14,229,107 shares issued and outstanding
as of March 31, 2025 and September 30, 2024, respectively	140	142
Additional paid-in capital	150,789	159,579
Accumulated other comprehensive income	586	1,079
Retained earnings	114,384	114,963
Total shareholders’ equity	265,899	275,763
Total Liabilities and Shareholders’ Equity	$310,857	$315,275

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)
	Six Months Ended	Six Months Ended
	March 31,	March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(579)	$(11,179)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,711	3,572
Amortization of premium and discount on investments, net	(1,202)	(2,195)
Deferred taxes	(891)	(195)
Stock-based compensation	2,427	2,284
Changes in operating assets and liabilities, net of acquired amounts:
Accounts receivable	(3,447)	6,600
Inventories, net	10,478	14,414
Other assets	(2,154)	(5,951)
Accounts payable and accrued expenses	1,855	(2,256)
Net cash provided by operating activities	10,198	5,094

Cash flows from investing activities
Purchases of property, plant and equipment and intangible assets	(4,722)	(4,389)
Purchases of investments	(59,234)	(47,748)
Proceeds from maturities of investments	75,176	53,293
Net cash provided by investing activities	11,220	1,156

Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	301	250
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(494)	(240)
Withholding related to exercise of stock options	(12)	(9)
Borrowings and repayments of bank overdrafts, net	1,212	-
Borrowings and repayments of factoring liability, net	1,253	(497)
Repurchase of common stock	(11,015)	(27,814)
Net cash used in financing activities	(8,755)	(28,310)

Effect of exchange rates on cash	18	51
Increase (decrease) in cash and cash equivalents	12,681	(22,009)
Cash and cash equivalents, beginning of period	16,167	37,827
Cash and cash equivalents, end of period	$28,848	$15,818

Supplemental disclosures for cash flow information
Cash paid for income taxes	$403	$157
Cash paid for interest	$109	$172
Right of use assets obtained through lease liabilities	$3,795	$-
Non-cash financing activities
Cashless exercise of stock options	$97	$19